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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

           Subsidiary                              State of Incorporation
           ----------                              ----------------------
Universal Fabricators, LLC                               Louisiana
Unifab International West, LLC                           Louisiana
Allen Process Systems, LLC                               Louisiana
Latoka USA, Inc.                                         Delaware
Oil Barges, Inc.                                         Louisiana
Rig Port Services, LLC                                   Louisiana
Superior Derrick Services of Texas, LLC                  Texas

                                       E-3